Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Form S-1/A of Monetiva, Inc. of our report dated June 4, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of Monetiva, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
August 2, 2021